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                                                                  Exhibit 3(iii)

                      SAFEKEEPING AND SERVICES AGREEMENT
                      ----------------------------------


     AGREEMENT made as of the      th day of March, 1979 by and between NEW
ENGLAND LIFE VARIABLE ANNUITY FUND I (hereinafter called the "Fund"), a separate investment account of New England Mutual Life Insurance Company ("New England Life") established pursuant to Chapter 175 of the General Laws of Massachusetts, having its principal place of business at Boston, Massachusetts, 02117, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, having its principal place of business at Boston, Massachusetts, 02110 (hereinafter called "State Street").

                                WITNESSETH THAT:
                                ----------------
     In consideration of the mutual agreements herein contained, the Fund and State Street, intending to be legally bound, hereby agree as follows:

     I.  SAFEKEEPING AGENT
         -----------------

         1.  Appointment.  The Fund, which maintains its securities and other
             -----------
investments in its own custody pursuant to applicable provisions of and rules under the Investment Company Act of 1940, agrees to and does hereby appoint State Street its Safekeeping Agent for such securities and other investments subject to the provisions hereof, and likewise agrees to deliver to State Street certified or authenticated copies of the vote of the Board of Managers appointing State Street to act in the capacities covered by this Agreement and authorizing the signing of this Agreement and copies of such votes of its Board of Managers, contracts and other documents as may be required by State Street in the performance of its duties hereunder.

         2.  Endorsement.  All securities delivered to State Street (other than
             -----------
in bearer form) shall be properly endorsed and in form for transfer or in the name of State Street or of a nominee of State Street or in the name of the Fund or of a nominee of the Fund.

         3.  Powers and Duties.  As Safekeeping Agent, State Street shall have
             -----------------
and perform the following powers and duties:

                                     - 2-
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             A.  Safekeeping.  To keep safely in a separate account the
                 -----------
securities of the Fund and on behalf of the Fund, from time to time, to receive delivery of certificates for safekeeping and to keep such certificates physically segregated at all times from those of any other person. State Street shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof and shall conduct periodic physical inspections of certificates representing bonds and other securities held by it under this Agreement in such manner as State Street shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any agent appointed pursuant to Paragraph 5 of Section III hereof, State Street may rely upon certificates from such agent as to the holdings of such agent, it being understood that such reliance in no way relieves State Street of its responsibilities under this Agreement. State Street will promptly report to the Fund the result of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

             B.  Use of Federal Reserve Book-Entry System.  Notwithstanding
                 ----------------------------------------
any other provision of the Agreement, it is expressly understood and agreed that State Street is authorized in the performance of its duties hereunder to deposit all or any part of the securities owned by the Fund in the book-entry system of the Federal Reserve Banks (hereinafter called the "system") and to use the facilities of such system, all as provided for under the provisions of Rule 17f-4 under the Investment Company Act of 1940 as from time to time in effect. Without limiting the generality of the foregoing, it is agreed that the following provisions shall apply thereto:

             (1) State Street may keep securities of the Fund in the system provided that such securities are represented in an account ("Account") of State Street (or its agent) in the system which shall not include any assets of State Street (or such agent) other than assets held as a fiduciary, custodian or otherwise for customers. The records of State Street at all times during the regular business hours of State Street (or such agent) shall be open for inspection by duly authorized officers, employees or agents of the Fund, employees and agents of the Securities and Exchange Commission and by authorized

                                     - 3 -
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             representatives of the Insurance Commissioners of the jurisdictions in which New England Life does business. Where securities are transferred to the Fund's account, State Street shall, by book entry or otherwise, identify as belonging to the Fund a quantity of securities in a fungible bulk of securities, (i) registered in the name of State Street or its nominee or (ii) shown on State Street's account on the books of a Federal Reserve Bank.

             (2) State Street (or its agent) shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the system that such securities have been transferred to the Account, and (ii) the making of an entry on the records of State Street (or its agent) to reflect such payment and transfer for the account of the Fund. State Street (or its agent) shall transfer securities sold for the account of the Fund upon (a) receipt of advice from the system that payment for securities sold has been transferred to the Account, and (b) the making of an entry on the records of State Street (or its agent) to reflect such transfer and payment for the account of the Fund. Copies of all advices from the system or transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by State Street and provided to the Fund at its request.

             (3) State Street shall send to the Fund a confirmation, as defined by Rule 17f-4 under the Investment Company Act of 1940, of all transfers to or from the system for the account of the Fund.

             (4) State Street shall promptly send to the fund any report it receives from the appropriate Federal Reserve Bank on its system of internal accounting control. State Street shall send, and cause any agent to send, to the Fund at such times as the Fund may reasonably require such reports on its own system of internal accounting control.

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             (5) Anything to the contrary in this Agreement notwithstanding,
             State Street shall be liable to the Fund for any loss or damage to such Fund resulting from use of the system by reason of any negligence, misfeasance or misconduct of State Street (or any of its agents) or of any of its (or their) employees or from any failure of State Street (or any such agent) to enforce effectively such rights as it may have against the system; at the election of the Fund, it shall be entitled to be subrogated to the rights of State Street (or its agent) in any claim against the system or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

             (6) Notwithstanding anything to the contrary in this Agreement, any agent appointed by State Street to carry out any of the provisions of this Paragraph 3-B of Section I must first be approved by vote of the Board of Managers of the Fund.

             C.  Registered Name, Nominee.  To register securities of the Fund
                 ------------------------
held by State Street in the name of the Fund or of any nominee of the Fund or in the name of State Street or of any nominee of State Street or in the name of any agent or any nominee of such agent pursuant to Paragraph 5 of Section III hereof.

             D.  Purchases.  Upon receipt of proper instructions, and insofar as
                 ---------
cash is available for the purpose, to pay for and receive all securities purchased for the account of the Fund, payment being made only upon receipt of the securities by State (or any agent appointed by State Street pursuant to Paragraph 5 of Section III hereof as State Street's agent for this purpose), registered as provided in Paragraph 3-C of Section I hereof or in form for transfer satisfactory to State Street, or in the case of repurchase agreements entered into between the Fund and a bank located in Boston, delivery of the receipt evidencing purchase by the Fund of securities owned by State Street or such other bank along with written evidence of the agreement by State Street or other bank to repurchase such securities from the Fund, provided, however, that in the case of repurchase agreements extending not more than seven days entered into between the Fund and bank not located in Boston, State Street

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is specifically authorized to treat such bank as though State Street had appointed it as agent pursuant to Paragraph 5 of Section III hereof for the limited purpose of receiving and holding documents evidencing such repurchase agreements and evidencing the segregation on the books and records of the bank of the specific securities purchased under or collateralizing such repurchase agreement and State Street shall not be liable for failure of such bank to fulfill any representations that it has effected such segregation, provided, further, however, that State Street and the Fund agree to use their best efforts to insure receipt by State Street of copies of such documentation for each such transaction as promptly as possible. All securities accepted by State Street shall be accompanied by payment of, or a "due bill" for, any dividends, interest or other distributions of the issuer, due the purchaser. Except as otherwise provided with respect to repurchase agreements in this Paragraph 3-D of Section I hereof, in any and every case of a purchase of securities for the account of the Fund where payment is made by State Street in advance of receipt of the securities purchased, State Street shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by State Street.

             E.  Exchanges.  Upon receipt of proper instructions, to exchange
                 ---------
securities or interim receipts or temporary securities held by it or by any agent appointed by it pursuant to Paragraph 5 of Section III hereof for the account of the Fund for other securities alone or for other securities and cash, and to expend cash insofar as cash is available, in connection with any merger, consolidation, reorganization, recapitalization, split-up of shares, changes of par value, conversion or in connection with the exercise of warrants, subscription or purchase rights, or otherwise; to deposit any such securities and cash in accordance with the terms of any reorganization or protective plan or otherwise, and to deliver securities to the designated depository or other receiving agent in response to tender offers or similar offers to purchase received in writing. Except as instructed by proper instructions received in timely enough fashion for State Street to act thereon prior to any expiration date (which shall be presumed to be three business days prior to such date unless State Street has advised the Fund of a different period) and giving full details of the time and method of submitting securities in response to any tender

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or similar offer, exercising any subscription or purchase right on making any exchange pursuant to this Paragraph and subject to State Street having fulfilled its obligations under Paragraph 3-L of Section I hereof pertaining to notices or announcements, State Street shall be under no obligation regarding any tender or similar offer, subscription or purchase right or exchange except to exercise its best efforts. When such securities are in the possession of an agent appointed by State Street pursuant to Paragraph 5 of Section III hereof, the proper instructions referred to in the preceding sentence must be received by State Street in timely enough fashion (which shall be presumed to be four business days unless State Street has advised the Fund of a different period) for State Street to notify the agent in sufficient time to permit such agent to act prior to any expiration date.

             F.  Sales.  Upon receipt of proper instructions and upon receipt of
                 -----
payment therefor to make delivery of securities which have been sold for the account of the Fund. All such payments are to be made in cash, by a certified check upon or a treasurer's or cashier's check of a bank, by effective bank wire transfer through the Federal Reserve Wire System or, if appropriate, outside of the Federal Reserve Wire System and subsequent credit to an account of the Fund maintained pursuant to Paragraph 1 of Section II hereof, or, in case of delivery through a stock clearing company, by book-entry credit by the stock clearing company in accordance with the then current street custom.

             G.  Purchases by Issuer.  Upon receipt of proper instructions, to
                 -------------------
release and deliver securities owned by the Fund to the Issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to State Street.

             H.  Changes of Name and Denomination.  Upon receipt of proper
                 --------------------------------
instructions, to release and deliver securities owned by the Fund to the Issuer thereof or its agent for transfer into the name of the Fund or State Street or a nominee of either, or for exchange for a different number of bonds, certificates, or other evidence representing the same aggregate face amount or number of units bearing the same interest rate,

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maturity date and call provisions, if any; provided that, in any such case, the new securities are to be delivered to State Street.

             I.  Street Delivery.  Upon receipt of proper instructions, which in
                 ---------------
the case of registered securities may be standing instructions, to release and deliver securities owned by the Fund to the broker selling the same for examination in accordance with the then current "street delivery" custom.

             J.  Release of Securities for Use as Collateral.  Upon receipt of
                 -------------------------------------------
proper instructions, to release securities belonging to the Fund to any bank or trust company for the purpose of pledge or hypothecation to secure any loan incurred by the Fund; provided, however, that securities shall be released only upon payment to State Street of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made, subject to proper prior authorization, further securities may be released for that purpose. Upon receipt of proper instructions, to pay such loan upon redelivery to it of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan.

             K.  Release or Delivery of Securities for other Purposes. Upon
                 ----------------------------------------------------
receipt of proper instructions, to release or deliver any securities held by it for the account of the Fund for any other purpose.

             L.  Proxies, Notices, Etc.  Promptly to deliver or mail to the
                 ---------------------
Fund, all forms of proxies and all notices of meetings and any other notices or announcements affecting or relating to the securities, and upon receipt of proper instructions to execute and deliver or cause its nominee to execute and deliver such proxies or other authorizations as may be required. Neither State Street nor its nominee shall vote upon any of the securities or execute any proxy to vote thereon or give any consent to take any other action with respect thereto (except as otherwise herein provided) unless ordered to do so by proper instructions.

             M.  Miscellaneous.  In general, to attend to all nondiscretionary
                 -------------
details in connection with the sale, exchange, substitution, purchase, transfer or other dealing with such securities or property of the Fund except as otherwise from time to time directed by proper instructions. State Street shall render to the Fund an

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itemized statement of the securities for which it is accountable to the Fund under this Agreement as of the end of each month, as well as a list of all security transactions that remain unsettled at such time.

     II. Services
         --------

         1.  Bank Accounts.  State Street shall establish one or more bank
             -------------
accounts in which cash of the Fund may be maintained. Such account or accounts shall be established in the banking department of State Street, shall be in the name of the Fund, and shall be subject to draft or order by State Street acting pursuant to proper instructions or to draft or order by representatives of New England Life acting as agent for the Fund. If requested by the Fund, State Street shall furnish the Fund, not later than twenty (20) calendar days after the last business day of each month, a statement reflecting the current status of its internal reconciliation of the closing balance as of that day in all accounts described in this Paragraph to the balance shown on the daily cash report for that day rendered to the Fund.

         2.  Collections.  Unless otherwise instructed by receipt of proper
             -----------
instructions, to collect, receive and deposit in the bank account or accounts maintained pursuant to Paragraph 1 of Section II hereof all income and other payments with respect to the securities held hereunder, and to execute ownership and other certificates and affidavits for all Federal and State tax purposes in connection with the collection of bond and note coupons, and to do all other things necessary or proper in connection with the collection of such income, and without waiving the generality of the foregoing, to:

          (1) present for payment on the date of payment all coupons and other income items requiring presentation;

          (2) present for payment all securities which may mature or be called, redeemed, retired or otherwise become payable on the date such securities become payable;

          (3) endorse and deposit for collection, in the name of the Fund, checks, drafts or other negotiable instruments on the same day as received.

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     In any case in which State Street does not receive any such due and unpaid income within a reasonable time after it has made proper demands for the same (which shall be presumed to consist of at least three demand letters and at least one telephonic demand), it shall so notify the Fund in writing, including copies of all demand letters, any written responses thereto, and memoranda of all oral responses thereto and to telephonic demands, and await proper instruction; State Street shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. It shall also notify the Fund as soon as reasonably practicable whenever income due on securities is not collected in due course.

     3.  Stock Dividends, Rights, Etc.  To receive and collect all stock
         ----------------------------
dividends, rights and other items of like nature; and to deal with the same pursuant to proper instructions relative thereto.

     4.  Other Proper Purposes.  Upon receipt of proper instructions, to make or
         ---------------------
cause to be made, insofar as cash is available, disbursements for any purpose.

     5.  Records.  To create, maintain and retain all records relating to its
         -------
activities and obligations under this Agreement in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, particularly
Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable Federal and State tax laws and any other law or administrative rules or procedures which may be applicable to the Fund. All records maintained by the Bank in connection with the performance of its duties under this Agreement will remain the property of the Fund and in the event of termination of this Agreement will be delivered in accordance with the terms of Paragraph 11 of Section III hereof.

     6.  Accounts.  To keep books of account and render statements, including
         --------
daily, interim monthly and such other financial statements, or copies thereof from time to time as requested by the Secretary or any member of the Board of Mangers of the Fund.

     7.  Appraisals.  To compute and determine in such manner and at such time
         ----------
as may be mutually agreed upon by the Fund and State Street, the market value of a unit of the Fund, or of the assets of or of a

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particular type of assets of the Fund, and promptly to notify the Fund of the result of such computation and determination.

     8.  Miscellaneous.  To assist generally in the preparation of routine
         -------------
reports to contractholders of the Fund, to the Securities and Exchange Commission, including Forms N-1R and N-1Q, to State "Blue Sky" authorities and to others, in the auditing of accounts, and in other matters of like nature.

     III.  GENERAL MATTERS
           ---------------

     1.  Proper Instructions.  State Street shall be deemed to have received
         -------------------
proper instructions upon receipt of written instructions signed by a majority of the Board of Managers of the Fund or by one or more person or persons as the Board of Managers shall have from time to time authorized to give the particular class of instructions in question. Different persons may be authorized to give instructions for different purposes. A certified copy of a vote or action of the Board of Managers of the Fund may be received and accepted by State Street as conclusive evidence of the authority of any such person or persons to act and may be considered as in full force and effect until receipt of written notice to the contrary. Such instructions may be general or specific in terms.

     2.  Investments, Limitations.  In performing its duties generally, and more
         ------------------------
particularly in connection with the purchase, sale and exchange of securities made by or for the Fund, State Street may take cognizance of the provisions of any documents delivered to it pursuant to Paragraph I of Section I hereof; however, except as otherwise expressly provided herein, it may assume unless and until notified in writing to the contrary that instructions purporting to be proper instructions received by it are not in conflict with or in any way contrary to any provisions of the constituent documents of the Fund or any votes or proceedings of the Board of Managers of the Fund.

     3.  Indemnification.  State Street, as Safekeeping Agent, shall be entitled
         ---------------
to receive and act upon advice of counsel (who may be counsel for the Fund) and shall be without liability for any action reasonably taken or thing reasonably done pursuant to such advice, provided that such action is not in violation of

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applicable Federal or State laws or regulations, and shall be kept indemnified by the Fund and be without liability for any action taken or thing done by it in carrying out the terms and provisions of this Agreement in good faith and without negligence. In order that the indemnification provision contained in this Paragraph 3 of Section III shall apply, however, it is understood that if in any case the Fund may be asked to indemnify or save State Street harmless, the Fund shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that State Street will use all reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Fund. The Fund shall have the option to defend State Street against any claim which may be the subject of this indemnification, and in the event that the Fund so elects it will so notify State Street, and thereupon the Fund shall take over complete defense of the claim, and State Street shall in such situations initiate no further legal or other expenses for which it shall seek indemnification under this Paragraph 3 of
Section III. State Street shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify State Street except with the Fund's prior written consent.

     4.  Expense Reimbursement.  State Street shall be entitled to receive from
         ---------------------
the Fund on demand reimbursement for its cash disbursements, expenses and charges in connection with its duties as Safekeeping Agent as aforesaid, but excluding salaries and usual overhead expenses.

     5.  Appointment of Agents.  State Street, as Safekeeping Agent, may at any
         ---------------------
time or times appoint (and may at any time remove) any other bank or company whose functions and physical facilities are supervised by Federal or State authority as its agent to carry out such of the provisions of this Agreement as State Street may from time to time direct, provided, however, that the appointment of such agent shall not relieve State Street of any of its responsibilities under this Agreement.

     6.  Reliance on Documents.  So long as and to the extent that it is in the
         ---------------------
exercise of reasonable care, State Street, as Safekeeping Agent, shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement, and shall be

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protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed in accordance with Paragraph 3 of Section I hereof and shall, except as otherwise specifically provided in this Agreement, be entitled to receive as conclusive proof of any fact or matter required to be ascertained by it hereunder a certificate signed by any Manager or the Secretary of the Fund or any person authorized by the Managers.

     7.  Access.  Subject to security requirements of State Street applicable to
         ------
its own employees having access to similar records within State Street and such regulations as to the conduct of such monitors as may be reasonably imposed by State Street after prior consultation with a Manager of the Fund, the books and records of State Street pertaining to its actions under this Agreement shall be open to inspection and audit at reasonable times by the Board of Managers of, attorneys for, and auditors employed by, the Fund, and by authorized representatives of the Insurance Commissioners of the jurisdictions in which New England Life does business. In addition, and subject to Paragraph 3-B of
Section I hereof, the Board of Managers of the Fund may designate by vote not more than five persons who shall be Managers, Officers or responsible employees of the Fund, who may have access to the securities and other investments held by State Street under this Agreement. A certified copy of any such vote shall promptly be forwarded to State Street.

     8.  Record-Keeping.  State Street shall maintain such records as will
         --------------
enable the Fund to comply with the requirements of all Federal and State Laws and regulations applicable to the Fund with respect to the matters covered by this Agreement.

     9.  Compensation.  The Fund shall pay to State Street for services rendered
         ------------
under this Agreement the compensation set forth on Exhibit A hereto until a different compensation schedule shall be agreed upon in writing between the parties.

     10.  Effective Period, Termination and Amendment, and Interpretive and
          -----------------------------------------------------------------
Additional Provisions.  This Agreement shall become effective as of the date of
---------------------
its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however, that the Fund shall not amend or terminate this Agreement in contravention of any applicable Federal or State laws or regulations, or any provision of any constituent document of the Fund and further provided, that the Fund may at any time by action of its Board of Managers substitute another bank or trust company for State Street by giving notice as above to State Street.

     In connection with the operation of this Agreement, State Street and the Fund may agree from time to time on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement, any such interpretive or additional provisions to be signed by both parties and annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable Federal or State laws or regulations, or any provision of any consitutent document of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

     11.  Successor Safekeeping Agent.  Upon termination hereof, the Fund shall
          ---------------------------
pay to State Street such compensation as may be due as of the date of such termination and shall likewise reimburse State Street for its costs, expenses and disbursements incurred prior to such termination in accordance with Paragraph 4 of Section III hereof and such reasonable costs, expenses and disbursements as may be incurred by State Street in connection with such termination.

     If a successor Safekeeping Agent is appointed by the Board of Managers of the Fund, State Street shall, upon termination, deliver to such successor at the office of State Street, duly endorsed and in form for transfer, all securities then held hereunder and all funds or other properties of the Fund deposited with or held by it hereunder.

     In the event that no written order designating a successor Safekeeping Agent shall have been delivered to State Street on or before the date when such termination shall become effective, then State Street shall have the right to deliver to a bank or trust company doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report of not less than $25,000,000, all securities, funds, and other properties held by State Street and all instruments held by State Street and all instruments held by it relative thereto and all other property held by it under this Agreement. Thereafter, such bank or trust company shall be the successor of State Street under this Agreement.

     In the event that securities, funds, and other properties remain in the possession of State Street after the date of termination hereof owing to failure of the Board of Managers to appoint a successor Safekeeping Agent, State Street shall be entitled to fair compensation for its services during such period and the provisions of this Agreement relating to the duties and obligations of State Street shall remain in full force and effect.

     12.  Use of Name.  The Fund shall not circulate any printed matter which
          -----------
contains any reference to State Street without the prior written approval of State Street, excepting solely such printed matter as merely identifies State Street as Safekeeping Agent. The Fund will submit printed matter requiring approval to State Street in draft form, allowing sufficient time for review by State Street and its counsel prior to any deadline for printing.

     13.  Choice of Law.  This instrument is executed and delivered in the
          -------------
Commonwealth of Massachusetts and shall be subject to and be construed according to the laws of said Commonwealth.

     14.  Notices.  Notices and other writings delivered or mailed postage
          -------
prepaid to the Fund at 501 Boylston Street, Boston, Massachusetts 02117 or to State Street at 225 Franklin Street, Boston, Massachusetts 02110 or to such other address as the Fund or State Street may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respect address.

     15.  Liability.  It is understood and expressly stipulated that neither the
          ---------
holders of contracts in the Fund nor the Managers of the Fund shall be personally liable hereunder.

     16.  Successors.  This Agreement shall be binding on and shall inure to the
          ----------
benefit of the Fund and State Street and their respective successors.

     17.  Counterparts.  This Agreement may be executed simultaneously in two or
          ------------
more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized representative as of the day and year first above written.

                                  NEW ENGLAND LIFE VARIABLE ANNUITY FUND I
ATTEST:

By: ____________________________  By: _______________________________________

ATTEST:                           STATE STREET BANK AND TRUST COMPANY


________________________________  ___________________________________________
Assistant Secretary               Vice President

                AMENDMENT TO SAFEKEEPING AND SERVICES AGREEMENT

     THIS AMENDMENT TO SAFEKEEPING AND SERVICES AGREEMENT made as of this ______ day of _________, 1982 by and between NEW ENGLAND LIFE VARIABLE ANNUITY FUND I (hereinafter called the "Fund"), a separate investment account of New England Mutual Life Insurance Company ("New England Life") established pursuant to Chapter 175 of the General Laws of Massachusetts, having its principal place of business at Boston, Massachusetts, 02117 and STATE STREET BANK AND TRUST COMPANY, a Massachusetts banking corporation, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110 (hereinafter called "State Street).

WITNESSETH THAT:

     It is mutually agreed that the SAFEKEEPING AND SERVICES AGREEMENT between the Fund and State Street made as of March, 1979, as amended to date (the "Agreement"), is hereby amended and supplemented as follows:

     1. Subparagraph B of Paragraph 3 of Article I of the Agreement is hereby amended and restated to read in its entirety as follows:

     "B.  Deposit of Fund Assets in Securities Systems.  State Street may
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deposit and/or maintain securities owned by the Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each of which is referred to herein as "a Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

          (i) State Street may keep securities of the Fund in a Securities System provided that such securities are represented in an account ("Account") of State Street in the Securities System which shall not include any assets of State Street other than assets held as a fiduciary, custodian or otherwise for customers;

          (ii) The record of State Street with respect to securities of the Fund which are maintained in a Securities System shall identify by book-entry those securities belonging to the Fund;

          (iii) State Street shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of State Street to reflect such payment and transfer for the account of the Fund. State Street shall transfer securities sold or loaned for the account of the Fund upon (i) receipt of advice from the Securities System that payment or collateral for such securities has been transferred to the Account, and (ii) the making of an entry on the records of State Street to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by State Street and be provided to the Fund at its request. State Street shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Fund on the next business day;

          (iv) All books and records maintained by State Street which relate to the Fund's participation in a Securities System will at all times during State Street's regular business hours be open to the inspection of the Fund's duly authorized employees or agents, and the Fund will be furnished with all the information in respect of the services rendered to it as it may require.

          (v) State Street shall promptly provide the Fund with any report obtained by State Street on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

          (vi) State Street shall have received as required by Rule 17f-4 under the Investment Company Act of 1940 (a) a certificate of the Secretary or Assistant Secretary of the Fund to the effect that the Directors of the Fund have approved the initial use by the Fund of each such Securities System and more than one year shall not have elapsed since the date of such approval or (b) if more than one year shall have elapsed since the date of such initial approval by the Directors, State Street shall have received a certificate of the Secretary or Assistant Secretary of the Fund to the effect that the Directors of the Fund have reviewed the continued use by the Fund of each such Securities System and not more than one year shall have elapsed since the date of such review;

          (vii) Anything to the contrary in this Contract notwithstanding, State Street shall be liable to the Fund for any loss or damage to the Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of State Street or any of its agents or any of its or their employees or from failure of State Street or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of State Street with respect to any claim against the Securities System or any other person which State Street may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage."

     It is further agreed that this Amendment to Agreement may be executed in two or more counterparts, each of which shall be deemed an original.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by a duly authorized officer as of the day and year first above written.

ATTEST:                           NEW ENGLAND LIFE VARIABLE ANNUITY FUND I



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ATTEST:                           STATE STREET BANK AND TRUST COMPANY



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Assistant Secretary                             Vice President